    As filed with the Securities and Exchange Commission on March 29, 1996.

                                                     REGISTRATION NO. 33-_______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             _____________________
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             _____________________
                             WAL-MART STORES, INC.
             (Exact name of registrant as specified in its charter)
              DELAWARE                              71-0415188
     (State or other jurisdiction of             (I.R.S. Employer
      incorporation or organization)             Identification No.)
                             702 S.W. Eighth Street
                          Bentonville, Arkansas 72716
                                 (501) 273-4000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                ROBERT K. RHOADS
                             Wal-Mart Stores, Inc.
                             702 S.W. Eighth Street
                          Bentonville, Arkansas 72716
                                 (501) 273-4000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             _____________________
                                    COPY TO:
                          LYNNWOOD R. MOORE, JR., ESQ.
                               Conner & Winters,
                           A Professional Corporation
                             2400 First Place Tower
                               15 East 5th Street
                          Tulsa, Oklahoma  74103-4391
                                 (918) 586-5711
                             _____________________
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
                             _____________________
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             _____________________
                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
                             AMOUNT     PROPOSED MAXIMUM         PROPOSED MAXIMUM
     TITLE OF SHARES         TO BE      AGGREGATE PRICE         AGGREGATE OFFERING       AMOUNT OF
    TO BE REGISTERED       REGISTERED     PER SHARE(1)               PRICE(1)        REGISTRATION FEE(2)
=========================================================================================================
Common Stock, par value    10,000,000          $23.5625            $235,625,000           $81,250
 $0.10 per share
=========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee has been calculated based upon the average of the high and low prices per share on the New York Stock Exchange on March 27, 1996.

PROSPECTUS


                             WAL-MART STORES, INC.

                         SHAREHOLDER INVESTMENT PROGRAM


   Wal-Mart Stores, Inc. ("Wal-Mart" or the "Company") hereby offers participation in its Shareholder Investment Program (the "Program"). The Program is designed to provide shareholders of record and other investors who choose to become shareholders of record with a convenient and economical way to purchase shares of Wal-Mart's Common Stock, par value $.10 per share ("Common Stock"), and to reinvest at no cost all or a portion of their cash dividends in additional shares of Common Stock. Other key features of the Program include the following:

      . Persons who are not shareholders may enroll either by investing as little as $250 or by authorizing automatic monthly withdrawals ("Automatic Investments") of at least $25.

      . Shareholders of record who hold 200 shares or less of Common Stock will be automatically enrolled in the Program and will have all cash dividends reinvested in additional shares of Common Stock unless such shareholders affirmatively elect to receive cash dividends. Shareholders who elect to receive cash dividends will receive such dividends, as declared, in the usual manner.

      . Shareholders of record who hold more than 200 shares of Common Stock may enroll by electing to reinvest all or a portion of their cash dividends in additional shares of Common Stock and/or by making an optional cash investment of $50 or more and/or by authorizing monthly Automatic Investments of $25.

      . Once enrolled, a participant may make optional investments of $50 or more, up to a maximum of $150,000 per year, through the Program.

      . Participants may buy shares in whole dollar amounts rather than a specified quantity of shares. A participant's account is credited with the appropriate number of full and fractional shares.

      . All sale orders are processed daily and purchase orders are processed daily when practicable or at least once every five business days.

      . Transaction fees are lower than the commissions and fees typically charged by a stockbroker.

      . Participants can make additional purchases periodically. The investment amount can be automatically deducted from a participant's bank account or it can be submitted by mail.

      . Participants can deposit their stock certificates for safekeeping at no cost. A participant may request a certificate for whole shares at any time, also at no cost.

      . Participants can transfer shares or make gifts of Common Stock at no charge.

                            ________________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ________________________



               The date of this Prospectus is _____________, 1996

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. Such reports, proxy statements and other information concerning the Company can also be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

         The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission upon payment of prescribed rates.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed with the Commission (File No. 1-6991) pursuant to the Exchange Act are incorporated herein by reference:

              1. The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1995;

              2. The Company's Quarterly Reports on Form 10-Q for the quarters ended April 30, 1995, July 31, 1995 and October 31, 1995;

              3. The Company's Current Report on Form 8-K filed with the Commission on May 19, 1995;

              4. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 26, 1971, and including any other amendment or report filed for the purpose of updating such description of the Common Stock; and

              5. All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering.

             Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which is also, or is deemed to be, incorporated by reference, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded. The Company will provide without charge to each person to whom this Prospectus has been delivered, on written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference into such documents) of any or all documents incorporated by reference in this Prospectus. Requests for such copies should be addressed to Allison D. Garrett, Assistant Secretary, Wal-Mart Stores, Inc., Corporate Offices, 702 S.W. Eighth Street, Bentonville, Arkansas 72716, telephone number (501) 273-4505.

              WAL-MART STORES, INC. SHAREHOLDER INVESTMENT PROGRAM

         The following is a complete statement of the Program.


   PURPOSE

         The purpose of the Program is to provide shareholders of record and other investors who choose to become shareholders of record with a convenient and economical way to purchase shares of Common Stock and to reinvest at no cost all or a portion of their cash dividends in additional shares of Common Stock.


   ADVANTAGES TO PARTICIPANTS

           . In addition to reinvestment of dividends, participants may invest additional funds in Common Stock through optional cash payments of up to $150,000 per year. Optional investments may be made by check, money order or by electronic funds transfer from a predesignated bank account. Optional investments may be made occasionally or at regular intervals, as the participant desires.

         . Funds invested in the Program, less applicable fees and commissions, are fully invested through the purchase of fractions of shares, as well as full shares, and proportionate cash dividends on fractions of shares are used to purchase additional shares.

         . Persons not presently owning shares of Common Stock may become participants by making a minimum initial investment of $250 to purchase shares under the Program or by authorizing monthly Automatic Investments of at least $25.

         . Participants may direct the Administrator to transfer, at any time and at no cost to the participant, all or a portion of the participant's shares held under the Program to a Program account for another person.

         . The Program offers a "share safekeeping" service whereby participants may deposit their Common Stock certificates with the Program's Administrator and have their ownership of such Common Stock maintained on the Administrator's records as part of their Program account.

         . Statements are mailed to each participant listing all transactions in the participant's account.


   DISADVANTAGES TO PARTICIPANTS:

         Since shares of Common Stock are purchased by the Administrator or its representative on specified dates and are sold on dates determined by the Administrator or its representative when the Administrator processes a request for sale, participants have no control over the prices at which shares of Common Stock are purchased or sold for their accounts. Therefore, participants bear the risk of fluctuations in the market price of the Common Stock. See "Investment Dates," "Withdrawal and Termination," and "Sale of Shares."

         NO INTEREST WILL BE PAID ON FUNDS HELD BY THE ADMINISTRATOR PENDING INVESTMENT IN THE PROGRAM.

    ADMINISTRATION

         First Chicago Trust Company of New York (the "Administrator") will administer the Program, purchase and hold shares of Common Stock acquired under the Program, keep records, send statements of account activity to participants, and perform other duties related to the Program. Participants may contact the Administrator by telephoning the Administrator toll free at 1-800-438-6278, as follows:

      Shareholder customer service:  1-800-438-6278
          Normal hours: 8:00 a.m. - 5:00 p.m. Central time, each business day;


      Non-shareholder requests for information about the Program: 1-800-438-6278
         Normal hours: 8:00 a.m. - 9:00 p.m. Central time, each business day;


      Automated sale of shares and customer information:  1-800-438-6278
         Normal hours: 8:00 a.m. - 9:00 p.m. Central time, each business day;
         Saturday:  8:00 a.m. - 2:30 p.m. Central time;


   Participants may contact the Administrator in writing at the following address:

      Wal-Mart Shareholder Services
      c/o First Chicago Trust Company
      P.O. Box 2540
      Jersey City, N.J. 07303-2540

   Written communications may also be sent to the Administrator by telefax at 1-312-407-1650.

   ELIGIBILITY

         Any person or entity, whether or not a holder of record of shares of Common Stock, is eligible to participate in the Program, provided that (i) such person or entity chooses to be a shareholder of record, (ii) fulfills the prerequisites for participation described below under "Enrollment Procedures," and (iii) in the case of citizens or residents of a country other than the United States, its territories, and possessions, participation would not violate local laws applicable to the Company or the participant.

   ENROLLMENT PROCEDURES

         Shareholders

         Shareholders who hold 200 shares or less of Common Stock registered directly in their name will be automatically enrolled in the Program and will have all cash dividends reinvested in additional shares of Common Stock and will have no right to have any portion of such dividends paid in cash. Provided, however, such shareholders may elect to receive only cash dividends in lieu of having all dividends automatically reinvested under the Program. Accordingly, any such shareholder who desires to receive only cash dividends should immediately forward to the Administrator (as defined below), a completed and signed Special Request Form or Enrollment Authorization Form, as the case may be, with the election made to receive only cash dividends.
   By so doing a participant will not have any dividends automatically reinvested in additional shares of Common Stock. Furthermore, participants holding 200 shares or less of Common Stock will receive annual statements providing detail of each quarterly dividend reinvestment as well as any other transactions during the year. Once a shareholder becomes automatically enrolled in the Program, such shareholder may elect at any time to receive only cash dividends by submitting a new Enrollment Authorization Form to the Administrator. Shareholders who elect to receive cash dividends will receive such dividends, as declared, in the usual manner.

         Shareholders who hold more than 200 shares of Common Stock registered directly in their name may join the Program by completing and signing an Enrollment Authorization Form and returning it to the Administrator. In order to participate in the Program, such shareholder must (i) elect to reinvest all or a portion of their cash dividends in additional shares of Common Stock, (ii) make an optional cash investment of $50 or more, or (iii) authorize Automatic Investments of $25 per month. See "Initial Investments and Optional Cash Investments" and "Investment Methods - Automatic Investment." Current registered shareholders should be sure to sign their names on the Enrollment Authorization Form exactly as they appear on their certificates.

         Non-shareholders

         Eligible investors may join the Program by returning a completed Initial Investment Form to the Administrator. To enroll, investors must make an initial investment of at least $250 or authorize Automatic Investments of at least $25 per month. See "Initial Investments and Optional Cash Investments" and "Investment Methods--Automatic Investment."

         "Street Name" Holders

         Owners of shares of Common Stock held on their behalf by a bank, broker, trustee or other agent may join the Program by registering one or more shares of Common Stock directly in their names and by returning a completed Enrollment Authorization Form to the Administrator. See "Transfer of Shares from Street Name." Once the shares of Common Stock are registered directly in the name of the owner, the owner may participate in the Program by following the guidelines described above under the subsection "Shareholders."

         Enrollment Authorization and Initial Investment Forms will be processed as promptly as practicable. Participation in the Program will begin after the properly completed form has been reviewed and accepted by the Administrator.

         PARTICIPANTS MAY BE REQUIRED TO PAY CERTAIN FEES IN CONNECTION WITH THE PROGRAM. SEE "SERVICE FEES."


   TRANSFER OF SHARES FROM STREET NAME

         Beneficial owners whose shares are registered in the name of a bank, a broker, a trustee or other agent may participate in the Program with respect to such shares by either (i) transferring such shares to a Program account by directing their agent (e.g., their bank, broker or trustee) to register the shares directly in their name and having the agent deliver a certificate to them or (ii) instructing their agent to transfer the shares to the Administrator to be deposited into the Program for "share safekeeping" for credit to the participant's account. See "Share Safekeeping and Insured Certificate Mailings."


   INVESTMENT DATES

         The Program's "Investment Dates" generally will commence on either the cash dividend payment date, or during periods in which no cash dividend is paid, a date not later than five business days after the initial investments and/or optional cash investments are received by the Administrator. Should an Investment Date fall on a date where the New York Stock Exchange is not open, the Investment Date will be on the next succeeding date on which the New York Stock Exchange is open.


   INITIAL INVESTMENTS AND OPTIONAL CASH INVESTMENTS

         Initial investments, for those who are not shareholders of record, must be at least $250, in the form of a personal check or money order, or Automatic Investment of at least $25, and must be included with the completed Initial Investment Form returned to the Administrator.

         Participants may make optional cash investments by personal check or automatic deduction from a bank account. Optional cash investments must be at least $50 if by check, $25 if by automatic deduction from a bank account, for any single investment and may not exceed $150,000 per year. There is no obligation to make an optional cash investment at any time, and the amount of such investments may vary from time to time.

         Initial investments and optional cash investments must be received by the Administrator prior to an Investment Date to be invested beginning on that Investment Date. Otherwise, the initial investment or optional cash investment will be held by the Administrator and invested beginning on the next Investment Date. Upon a participant's written request received by the Administrator no later than two business days prior to the applicable Investment Date, an initial investment or optional cash investment not invested under the Program will be canceled or returned to the participant, as appropriate. However, no refund of a check or money order will be made until the funds have been actually received by the Administrator. Accordingly, such refunds may be delayed by up to three weeks.

         NO INTEREST WILL BE PAID ON AMOUNTS HELD BY THE ADMINISTRATOR PENDING INVESTMENT.

         Accordingly, investors should transmit initial investments and optional cash investments so as to reach the Administrator prior to an Investment Date. All initial investments and optional cash investments are subject to collection by the Administrator for full face value in U.S. funds.


   INVESTMENT METHODS

    Check Investment

         Initial investments and optional cash investments may be made by personal check or money order payable in U.S. dollars to "FCT-Wal-Mart." Optional cash investments should be mailed to the Administrator together with the Cash Investment Form attached to each statement of account sent to participants. Additional Cash Investment Forms are available upon request from the Administrator.

    Automatic Investment

         Participants may make monthly Automatic Investments of a specified amount (not less than $25 per purchase nor more than $150,000 per year) by electronic funds transfer from a predesignated U.S. bank account.

         To initiate automatic monthly deductions, the participant must complete and sign an Automatic Monthly Deduction Form and return it to the Administrator together with a voided blank check or a savings deposit slip for the account from which funds are to be drawn. Automatic Monthly Deduction Forms may be obtained from the Administrator. Forms will be processed and will become effective as promptly as practicable.

         Once automatic monthly deduction is initiated, funds will be drawn from the participant's designated bank account on either the first or the 15th day of each month, or both (as chosen by the participant), or the next business day if either the first or the 15th day is not a business day and will be invested in Common Stock beginning on the next Investment Date.

         Participants may change or terminate monthly Automatic Investments by completing and submitting to the Administrator a new Automatic Monthly Deduction Form. To be effective with respect to a particular Investment Date, however, the new Automatic Monthly Deduction Form must be received by the Administrator at least six business days preceding such Investment Date.

   DIVIDEND OPTIONS

    Reinvestment of Cash Dividends

         Participants who hold 200 shares or less of Common Stock will have all cash dividends reinvested in additional shares of Common Stock and will have no right to have any portion of such dividends paid in cash unless they affirmatively elect to receive cash dividends. Participants who hold more than 200 shares of Common Stock may elect to reinvest all or a portion of their cash dividends in additional shares of Common Stock by designating their election on the Enrollment Authorization Form. Participants electing partial reinvestment of cash dividends must designate the number of whole shares for which they want to receive cash dividends. Dividends paid on all other shares registered in the participant's name and/or held for the participant under the Program will be reinvested in additional shares of Common Stock.

         Reinvestment levels for shareholders with more than 200 shares may be changed from time to time as a participant desires by submitting a new Enrollment Authorization Form to the Administrator. To be effective with respect to a particular Common Stock dividend, any such change must be received by the Administrator on or before the record date for such dividend. The record date is usually about two weeks prior to the payment of the dividend.

         Once a participant elects reinvestment, cash dividends paid on all or part of the shares of Common Stock registered in the participant's name and/or held for the participant under the Program will be reinvested in additional shares of Common Stock. If an eligible participant has specified partial reinvestment, that portion of such dividend payment not being reinvested will be sent to the participant by check in the usual manner.

    Cash Dividends

         Participants with more than 200 shares may elect to receive all or part of their dividends in cash. A check for the full or partial dividend amount, as appropriate, will be issued. Elections to receive dividends in cash may be changed from time to time as a participant desires by submitting a new Enrollment Authorization Form to the Administrator.

         PARTICIPANTS MAY BE REQUIRED TO PAY CERTAIN FEES IN CONNECTION WITH THE PURCHASE OF SHARES OF COMMON STOCK UNDER THE PROGRAM. SEE "SERVICE FEES."


   WITHDRAWAL AND TERMINATION

         A participant may withdraw from the Program at any time by giving written or telephonic instructions to the Administrator. However, if the request for withdrawal is received on or after a Record Date, the Administrator, in its sole discretion, may either pay the dividend in cash or reinvest it in shares of Common Stock under the Program. If such dividend is reinvested, the Administrator may sell shares purchased and remit the proceeds to the participant, less brokerage commissions, any administrative fee and any other costs of the sale.

         Any optional cash investments which had been sent to the Administrator will be invested unless the return of the amount is expressly requested in the request for withdrawal and the request is received by the Administrator at least two business days prior to the Investment Date applicable to that optional cash purchase.

         Upon withdrawal from the Program, a certificate for the whole shares held in the Program for the participant will be issued. Alternatively, a participant may specify in the withdrawal notice that all or a portion of his or her whole shares be sold. The Administrator will make the sale as promptly as practicable after receipt of the withdrawal notice, and the participant will receive a check for the proceeds, less an administrative fee and related brokerage commissions.

         Participants terminating participation in the Program will receive a check for the cash value of any fractional share held in their Program accounts. Fractions of shares will be valued at the then current market price, less any administrative fee and related brokerage commissions.

         If notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above, and a check for the dividend will be mailed to the participant.

         No optional cash investments may be made after participation in the Program has been terminated, unless and until the former participant rejoins the Program which may be accomplished by complying with the enrollment procedures. See "Enrollment Procedures."


   SALE OF SHARES

         Participants may request the Administrator to sell any number of whole shares held in their Program accounts by giving written or telephonic instructions acceptable to the Administrator. The Administrator will make every effort to process an order on the day it is received, provided that instructions are received before 1 p.m. Eastern time, on a business day when the Administrator and the relevant securities market are open. The proceeds of the sale, less applicable fees and commission, will be sent to the participant promptly.

         Participants have full control of their shares and can transfer or dispose of them at any time. Participants may choose to sell shares held for them by the Administrator through the broker of their choice. Participants choosing to do so should write or call the Administrator. A certificate will be issued and mailed to the participant or the participant's broker within two business days of the Administrator's receipt of the request.

         If instructions for the sale of all shares are received on or after an ex-dividend date but before the related dividend payment date, the sale will be processed as described above, and a check for the dividends will be mailed to the participant. A request to sell all shares held in a participant's account will be treated as a withdrawal from the Program. See "Withdrawal and Termination."


   SOURCE AND PRICE OF SHARES

         At Wal-Mart's discretion, to fulfill Program requirements, shares of Common Stock will be purchased by the Administrator either on the open market or directly from Wal-Mart. Shares purchased by the Administrator on the open market may be made on any stock exchange in the U.S. where the Common Stock is traded, in the over-the-counter market, or by privately negotiated transactions on such terms as the Administrator may reasonably determine at the time of purchase. The price of shares purchased on the open market with reinvested dividends will be the weighted average price of all shares purchased with reinvested dividends for the relevant Investment Date. The price of shares purchased on the open market with initial investments, optional cash investments and monthly Automatic Investments will be the weighted average price (including brokerage commissions and any other costs of purchase) of all shares purchased with initial investments, optional cash investments and monthly Automatic Investments for the relevant Investment Date. The Administrator may also purchase shares from or sell shares to Wal-Mart, to the extent Wal-Mart makes shares available either through original issuances or shares held in treasury, or is willing to purchase shares. The price of shares purchased from or sold to Wal-Mart will be the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange consolidated tape on the relevant Investment Date. The Administrator may commingle each participant's funds with those of other participants for the purpose of executing purchases.

         Shares purchased or sold for a participant with respect to a particular Investment Date will be credited to the participant's account at the average price per share of all shares purchased or sold, as appropriate, with respect to that Investment Date.

         The Administrator will make every effort to invest funds in Common Stock as soon as practicable on or after each Investment Date. Shares acquired in the open market or from private sources will be purchased as soon as practicable by the Administrator beginning on the relevant Investment Date and in no event later than 30 days after the relevant Investment Date, except where and to the extent necessary under any applicable federal securities laws or other government or stock exchange regulations. Shares acquired from Wal-Mart will be purchased for participants' accounts as of the close of business on the relevant Investment Date. Dividend and voting rights will commence upon settlement, which is normally three business days after purchase whether from Wal-Mart or any other source. Neither the Company nor any participant shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.


   SHARE SAFEKEEPING AND INSURED CERTIFICATE MAILINGS

         At the time of enrollment in the Program, or at any later time, participants may use the Program's "share safekeeping" service to deposit any Common Stock certificates in their possession with the Administrator. Shares deposited will be transferred into the name of the Administrator or its nominee and credited to the participant's account under the Program. Thereafter, such shares will be treated in the same manner as shares purchased through the Program. By using the Program's share safekeeping service, participants no longer bear the risk associated with loss, theft or destruction of stock certificates. Also, because shares deposited with the Administrator are treated in the same manner as shares purchased through the Program, they may be transferred or sold through the Program in a convenient and efficient manner. See "Withdrawal and Termination," "Sale of Shares" and "Gift/Transfer of Shares."

         To insure against loss resulting from mailing participants' certificates to the Administrator, mail insurance is provided free of charge for certificates valued at up to $25,000 when mailed first class, using the brown, pre-addressed envelope provided by the Administrator. Certificates sent to the Administrator should not be endorsed.

         To be eligible for certificate mailing insurance, an individual investor must observe the following guidelines. Certificates must be mailed in brown, pre-addressed return envelopes supplied by the Administrator. Certificates mailed to the Administrator will be insured for up to $25,000 current market value provided they are mailed first class. The Administrator will promptly send the participant a statement confirming each deposit of certificates. Individual investors must notify the Administrator of any claim within thirty calendar days of the date the certificates were mailed. To submit a claim, an individual investor must be a current participant or the individual investor's loss must be incurred in connection with becoming a participant.

         In the latter case, the claimant must enroll in the Program at the time the insurance claim is processed. The maximum insurance protection provided to the participant is $25,000 and coverage is available only when the certificate(s) are sent to the Administrator in accordance with the guidelines described above.

         Insurance covers the replacement of shares of Common Stock, but in no way protects against any loss resulting from fluctuations in the value of such shares from the time the individual mails the certificates until such time as replacement can be effected.


   GIFT/TRANSFER OF SHARES

         Shareholders may transfer the ownership of some or all of their Program shares or shares held in safekeeping by sending the Administrator written, signed transfer instructions. Signatures must be Medallion Guaranteed by a financial institution participating in the Medallion Guarantee Program. A Medallion Signature Guarantee is a signature guarantee by an institution such as a commercial bank, trust company, securities broker/dealer, credit union, or a savings institution participating in a Medallion Program approved by The Securities Transfer Association, Inc. No other form of signature verification can be accepted. Shares may be transferred to new or existing shareholders.

   SERVICE FEES

         Each participant will be assessed an administrative fee and brokerage commissions on purchases (other than dividend reinvestments) and sales of shares for his or her account. The current administrative fees and brokerage commissions are as follows:

                                                            ADMINISTRATIVE FEE AND
         TRANSACTION                                 BROKERAGE COMMISSION PER TRANSACTION
         -----------                                 ------------------------------------
         Initial Cash Investment Share Purchase           $20.00, plus $0.10 per share

         Optional Cash Investment Share Purchase          $ 5.00, plus $0.10 per share

         Electronic Funds Transfer                        $ 2.00, plus $0.10 per share

         Sale of Shares                                   $20.00, plus $0.10 per share

         Dividend Reinvestment                            No fees or commissions

         The administrative fees and the brokerage commissions are subject to change without further notice to participants. Each transaction will be processed net of the transaction costs applicable to that transaction. Per share charges listed above are for each whole or fractional share.


   REPORTS TO PARTICIPANTS

         Participants holding more than 200 shares of Common Stock who reinvest all or a portion of their dividends will receive a quarterly statement of year-to-date activity showing the amount invested, purchase price, the number of shares purchased, deposited, sold, transferred, withdrawn, total shares accumulated and other information for each quarter during the year. Participants holding 200 shares or less of Common Stock will receive annual statements providing detail of each quarterly dividend reinvestment as well as any other transactions during the year. Any participant may receive account information at any time during the year upon request from the Administrator. Each participant should retain these statements so as to be able to establish the cost basis of shares purchased under the Program for income tax and other purposes. Duplicate statements will be available from the Administrator for an additional charge.

         The Administrator will also send each participant a confirmation promptly after each optional cash investment, deposit, sale or transfer.

         In addition, each participant will receive copies of the same communications sent to all other holders of shares of Common Stock, including Wal-Mart's annual report to shareholders, a notice of the annual meeting and accompanying proxy statement and Internal Revenue Service ("IRS") information return, if so required, for reporting dividend income received.

         All notices, statements and reports from the Administrator to a participant will be addressed to the participant at his or her latest address of record with the Administrator. Therefore, participants must promptly notify the Administrator of any change of address.


   CERTIFICATES FOR SHARES

         Shares purchased and held under the Program will be held in safekeeping by the Administrator in its name or the name of its nominee. The number of shares (including fractional interests) held for each participant will be shown on each statement of account. Participants may obtain a certificate for all or some of the whole shares of

   Common Stock held in their Program accounts upon written or telephonic request to the Administrator. Any remaining whole or fractional shares will continue to be held by the Administrator. Withdrawal of shares in the form of a certificate in no way affects dividend reinvestment. See "Investment Methods--Reinvestment of Cash Dividends."


   STOCK SPLIT, STOCK DIVIDEND OR RIGHTS OFFERING

         Any dividends in Common Stock or split shares distributed by the Company on shares held by a participant or by the Administrator for a participant's Program account will be added to the participant's account. If a participant has elected to receive cash dividends on a portion of his or her shares, the election will be adjusted proportionately in the event of a stock split.

         In the event of a rights offering, the participant will receive rights based upon the total number of whole shares owned, that is, the total number of shares registered in the participant's name and the total number of whole shares held in the participant's Program account.


   VOTING OF PROGRAM SHARES

         Whole shares held in a Program account may be voted in person or by the proxy sent to the participant. Fractions of shares will not be voted.


   LIMITATION OF LIABILITY

         Neither the Company nor the Administrator (nor any of their respective agents, representatives, employees, officers, directors, or subcontractors) will be liable in administering the Program for any act done in good faith nor for any good faith omission to act, including, without limitation, any claim of liability arising from failure to terminate a participant's account upon such a participant's death or with respect to the prices or times at which shares are purchased or sold for participants or fluctuations in the market value of Common Stock. The participant should recognize that the prices of shares purchased and sold under the Program will be determined by, and subject to, market conditions, and neither the Company nor the Administrator can provide any assurance of a profit or protection against loss on any shares purchased or sold under the Program.


   CHANGE OR TERMINATION OF THE PROGRAM

         The Company may suspend, modify or terminate the Program at any time in whole, in part, or in respect of participants in one or more jurisdictions. Notice of such suspension, modification or termination will be sent to all affected participants. No such event will affect any shares then credited to a participant's account. Upon any whole or partial termination of the Program by the Company, certificates for whole shares credited to an affected participant's account under the Program will be issued to the participant, and a cash payment will be made for any fraction of a share. Fractions of shares will be valued at the then current market price, less any administrative fee and related brokerage commissions.


   TERMINATION OF A PARTICIPANT

         If a participant does not own at least one whole share registered in the participant's name or held through the Program, the participant's participation in the Program may be terminated. Wal-Mart may also terminate any participant's participation in the Program upon written notice mailed to such participant at the address appearing on the Administrator's records. Participants whose participation in the Program has been terminated will receive certificates for whole shares held in their accounts and a check for the cash value of any fractional share held in their

   Program accounts. Fractions of shares will be valued at the then current market price, less any administrative fee and related brokerage commissions.


                             WAL-MART STORES, INC.

         Wal-Mart, incorporated in Delaware on October 31, 1969, is the largest retailer in the U.S., as measured in total sales, and operates in all fifty states, Puerto Rico, Argentina and Canada, and in Brazil and Mexico under joint-venture agreements. At January 31, 1996, the Company had 1,995 Wal-Mart stores, 239 Supercenters, and 433 Sam's Clubs in the U.S., along with 131 Canadian Wal-Mart stores, three units in Argentina, five units in Brazil, 11 units in Puerto Rico, and 126 units in Mexico. At January 31, 1995, the Company had 1,985 Wal-Mart stores, 147 Supercenters, and 426 Sam's Clubs in the U.S., along with 123 Canadian Wal-Mart stores, seven units in Puerto Rico, and 96 units in Mexico. The average size of a domestic Wal-Mart discount department store is approximately 91,100 square feet and store sizes range generally from 30,000 to 150,000 square feet of building area. The Company's warehouse clubs are primarily located in larger population centers and range in size from 90,000 to 150,000 square feet of building area. Additionally, through its subsidiary McLane Company, Inc., Wal-Mart provides products and distribution services to retail industry and institutional food service customers.

         The mailing address of the Company's principal executive offices is 702 S.W. 8th Street, Bentonville, Arkansas 72716, and its telephone number is
   (501) 273-4000.


                                TAX CONSEQUENCES

         The Company believes the following is an accurate summary of the federal income tax consequences of participation in the Program as of the date of this Prospectus. This summary may not reflect every possible situation that could result from participation in the Program, and, therefore, participants in the Program are advised to consult their own tax advisors with respect to the tax consequences (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to their particular situations.

         In general, the amount of cash dividends paid by the Company will be includable in a participant's income even though reinvested under the Program. In the case of participants in the Program whose dividends are subject to U.S. backup withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld. In the case of foreign shareholders whose dividends are subject to U.S. federal tax withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld. Each participant will receive a Form 1099-DIV which reflects the amount of dividends includable in income.

         In the case of reinvested dividends, when the Administrator acquires shares for a participant's account directly from the Company, the participant must include in gross income a dividend measured by the fair market value of the shares so acquired. Alternatively, when the Administrator purchases Common Stock for a participant's account on the open market with reinvested dividends, the amount of the dividend will also include that portion of any brokerage commissions paid by the Company that are attributable to the purchase of the participant's shares.

         The cost basis for federal income tax purposes of any shares acquired through the Program will be the purchase price for the shares credited by the Administrator to the account of the participant as described in the section entitled "Source and Price of Shares" plus the amount of any brokerage commissions paid by the Company in respect of such purchase. The quarterly and annual statements sent to participants will show such amounts paid on their behalf.

         The above rules may not be applicable to certain participants in the Program, such as tax-exempt entities (e.g., pension funds) and foreign shareholders. These particular participants should consult their own tax advisors concerning the tax consequences applicable to their situations.

                                     USE OF PROCEEDS

         Wal-Mart will receive proceeds from the purchase of Common Stock pursuant to the Program only to the extent that such purchases are made directly from Wal-Mart, and not from open market purchases by the Administrator. If purchases of Common Stock are made directly from Wal-Mart, Wal-Mart intends to use any net proceeds from the sales of such shares for general corporate purposes.


                                 LEGAL MATTERS

         Certain legal matters with respect to the validity of the shares of Common Stock offered hereby will be passed upon for Wal-Mart by Conner & Winters, A Professional Corporation, Tulsa, Oklahoma. Certain members and other lawyers in the firm of Conner & Winters, A Professional Corporation, and members of their immediate families beneficially own, in the aggregate, approximately 118,159 shares of Common Stock.


                                    EXPERTS

         The consolidated financial statements of Wal-Mart Stores, Inc. and subsidiaries incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended January 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS

                                              Page
                                              ----

AVAILABLE INFORMATION.......................   2
INCORPORATION OF CERTAIN
  INFORMATION BY REFERENCE..................   2
WAL-MART STORES, INC. SHAREHOLDER
  INVESTMENT PROGRAM........................   3
      Purpose...............................   3
      Advantages to Participants............   3
      Disadvantages to Participants.........   3
      Administration........................   4
      Eligibility...........................   4
      Enrollment Procedures.................   4
      Transfer of Shares from Street Name...   5
      Investment Dates......................   5
      Initial Investments and
       Optional Cash Investments............   5
      Investment Methods....................   6
      Dividend Options......................   7
      Withdrawal and Termination............   7
      Sale of Shares........................   8
      Source and Price of Shares............   8
      Share Safekeeping and
       Insured Certificate Mailings.........   9
      Gift/Transfer of Shares...............   9
      Service Fees..........................  10
      Reports to Participants...............  10
      Certificates for Shares...............  10
      Stock Split, Stock Dividend or
       Rights Offering......................  11
      Voting of Program Shares..............  11
      Limitation of Liability...............  11
      Change or Termination of the Program..  11
      Termination of a Participant..........  11
WAL-MART STORES, INC........................  12
TAX CONSEQUENCES............................  12
USE OF PROCEEDS.............................  13
LEGAL MATTERS...............................  13
EXPERTS.....................................  13




                             WAL-MART STORES, INC.



                             SHAREHOLDER INVESTMENT
                                    PROGRAM



                             ______________________

                                   PROSPECTUS
                             ______________________



                              ______________, 1996

                                    PART II
                                    =======
                     INFORMATION NOT REQUIRED IN PROSPECTUS

   ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   All amounts are estimated except for the SEC filing fee.


            SEC filing fee................  $ 81,250
            Accounting fees and expenses..     2,500
            Legal fees and expenses.......    14,000
            Blue Sky fees and expenses....     2,500
            Printing costs................    36,000
            Miscellaneous.................     3,750

                Total.....................  $140,000
                                            ========


   ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's By-Laws provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the full extent authorized by the Delaware General Corporation Law.

         Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         The Registrant's Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit.

         The Registrant is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities which might arise out of their employment and are not subject to indemnification under the By-Laws.

         The foregoing summaries are necessarily subject to the complete text of the statute, Certificate of Incorporation, By-Laws and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER                                       DESCRIPTION
- -------                                     -------------
    5.1  Opinion of Conner & Winters, A Professional Corporation as to legality of securities.
    8.1  Opinion of Conner & Winters, A Professional Corporation as to certain tax matters.
   10.1  Wal-Mart Stores, Inc. Shareholder Investment Program.  Set forth in full in the
         Prospectus included as Part I of this Registration Statement.
   23.1  Consent of Ernst & Young LLP.
   23.2  Consent of Conner & Winters, A Professional Corporation (included in Exhibit
         5.1).
   23.3  Consent of Conner & Winters, A Professional Corporation (included in Exhibit
         8.1).
     24  Power of Attorney (included on the signature page to this Registration Statement).

   ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized in the City of Bentonville, State of Arkansas, on March 28, 1996.

                             WAL-MART STORES, INC.


                             By   /s/ S. Robson Walton
                               ---------------------------
                                  S. Robson Walton
                                  Chairman of the Board of Directors

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints S. Robson Walton, John B. Menzer and David D. Glass, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              SIGNATURE                               TITLE                      DATE
             ----------                               -----                     ------

/s/ S. Robson Walton                   Chairman of the Board of Directors
- -------------------------------------             and Director              March 28, 1996
S. Robson Walton

/s/ David D. Glass                     President, Chief Executive Officer   March 28, 1996
- -------------------------------------             and Director
David D. Glass

/s/ Donald G. Soderquist                  Vice Chairman of the Board of     March 28, 1996
- -------------------------------------      Directors, Chief Operating
Donald G. Soderquist                           Officer and Director


/s/ Paul R. Carter                          Executive Vice President        March 28, 1996
- -------------------------------------             and Director
Paul R. Carter

/s/ John B. Menzer                           Chief Financial Officer        March 28, 1996
- -------------------------------------     (Principal Financial Officer)
John B. Menzer

/s/ James A. Walker, Jr.                      Senior Vice President         March 28, 1996
- -------------------------------------            and Controller
James A. Walker, Jr.                     (Principal Accounting Officer)


              SIGNATURE                               TITLE                      DATE
             ----------                               -----                     ------
/s/ John A. Cooper, Jr.                             Director                March 28, 1996
- -------------------------------------
John A. Cooper, Jr.

/s/ Robert H. Dedman                                Director                March 28, 1996
- -------------------------------------
Robert H. Dedman

/s/ Frederick J. Humphries                          Director                March 28, 1996
- -------------------------------------
Dr. Frederick J. Humphries

/s/ F. Kenneth Iverson                              Director                March 28, 1996
- -------------------------------------
F. Kenneth Iverson

/s/ E. Stanley Kroenke                              Director                March 28, 1996
- -------------------------------------
E. Stanley Kroenke

/s/ Elizabeth A. Sanders                            Director                March 28, 1996
- -------------------------------------
Elizabeth A. Sanders

/s/ Jack Shewmaker                                  Director                March 28, 1996
- -------------------------------------
 Jack Shewmaker

/s/ Paula Stern                                     Director                March 28, 1996
- -------------------------------------
Dr. Paula Stern


/s/ John T. Walton                                  Director                March 28, 1996
- -------------------------------------
John T. Walton

                               INDEX TO EXHIBITS


   EXHIBIT
   NUMBER     DESCRIPTION
   ------     -----------
   5.1          Opinion of Conner & Winters, A Professional Corporation
                as to legality of securities.

   8.1 Opinion of Conner & Winters, A Professional Corporation as to certain tax matters.

   10.1         Wal-Mart Stores, Inc. Shareholder Investment Program.
                Set forth in full in the Prospectus included as Part I of this Registration Statement.

   23.1         Consent of Ernst & Young LLP.

   23.2         Consent of Conner & Winters, A Professional Corporation
                (included in Exhibit 5.1).

   23.3         Consent of Conner & Winters, A Professional Corporation
                (included in Exhibit 8.1).

   24 Power of Attorney (included on the signature page to this Registration Statement).
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